UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01     Entry into a Material Definitive Agreement.

On April 10, 2015, Hampshire Group, Limited (the “Company”) and its subsidiaries, Hampshire International, LLC (“International” and collectively with the Company, the “Sellers”) and Rio Garment, S.A. (“Rio”) entered into a Stock Purchase Agreement with David Gren and Minor Valle (collectively, the “Buyers”) pursuant to which the Buyers will purchase all of the stock of Rio for a purchase price consisting of:

●	$5.0 million payable at closing;

●	$1.0 million payable on the first anniversary of closing, less potential adjustments for indemnification claims; and

●	Rio’s existing accounts receivable and certain other assets of Rio totaling approximately $5.0 million.

Rio is a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children, which are sold to retailers and distributors, primarily in the United States.

Mr. Gren is the current president of Rio and an executive officer of the Company and Mr. Valle is the controller of Rio. Mr. Gren is the holder of approximately 11.8% of the Company’s stock.

The Company anticipates the transaction will close before the end of April 2015. The sale is subject to the satisfaction of customary closing conditions. In addition, the Buyers must complete their financing arrangements.

The foregoing description of the agreement is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 2.1 to this report and incorporated into this report by reference.

Item 7.01     Regulation FD Disclosure.

On April 13, 2015, the Company issued press release concerning the Rio Stock Purchase Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

2.1

Stock Purchase Agreement dated as of April 10, 2015 among Hampshire Group, Limited, Hampshire International, LLC, Rio Garment, S.A., David Gren and Minor Valle. Omitted schedules and exhibits will be supplied to the SEC upon request.

99.1	Press release of Hampshire Group, Limited dated April 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul M. Buxbaum
Name: Paul M. Buxbaum
Title: President and Chief Executive Officer

Dated: April 13, 2015

Exhibit Index

Exhibit No.	Description

2.1

Stock Purchase Agreement dated as of April 10, 2015 among Hampshire Group, Limited, Hampshire International, LLC, Rio Garment, S.A., David Gren and Minor Valle. Omitted schedules and exhibits will be supplied to the SEC upon request.

99.1	Press release of Hampshire Group, Limited dated April 13, 2015.